Proxy Statement Pursuant to Section 14(a) of the
              Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (under Rule 14a- 6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               Crowell & Co., Inc.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


-------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fees (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------
     2)   Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------
     4)   Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------
     5)   Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

          ----------------------------------------------------------------------
     2)   Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------
     3)   Filing Party:

          ----------------------------------------------------------------------
     4)   Date Filed:

          ----------------------------------------------------------------------

                               CROWELL & CO., INC

                             924 STEVENS CREEK ROAD

                                AUGUSTA, GA 30907

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                           TO BE HELD NOVEMBER 5, 1999

     A Special Meeting of Shareholders of Crowell & Co., Inc. (the "Company"), will be held at the offices of the Company, 924 Stevens Creek Road, Augusta, Georgia, on Friday, November 5, 1999, at 9:00 A.M., local time, for the following purposes:

1. At the Special Meeting, Shareholders of the Company will be asked to consider and vote upon the Reverse Stock Split Proposal which, if adopted, will move the Company from public company status subject to the reporting requirements of the Securities Acts as administered by the Securities and Exchange Commission to private company status not subject to the Securities Acts. Shareholders also will be asked to vote on any other matters as may properly come before the Special Meeting and any postponement or adjournment thereof. Effective as of the approval of the Reverse Stock Split Proposal, the Articles of Incorporation of the Company will be amended to reflect the Reverse Stock Split. Certificates for all outstanding shares of Common Stock shall be exchanged for the certificates for the new shares and, if applicable, for cash in lieu of any fractional new shares.


     Information relating to the above matters is set forth in the attached Proxy Statement. The close of business on October 5, 1999, has been set by the directors as the record date for determination of Shareholders eligible to receive notice of and to vote at the meeting. Copies of the 1998 Annual Report and the 10-QSB for the six months ended June 30, 1999, are enclosed along with
Article 13 of the Georgia Business Code and a sample Notice Of Intention To Demand Payment.


                                        By Order of the Board of Directors,

                                        Mark L. Gilliam
                                        Secretary

Evans, Georgia
October 22, 1999

PLEASE READ THE ATTACHED PROXY STATEMENT AND THEN PROMPTLY COMPLETE, EXECUTE AND RETURN THE ENCLOSED PROXY CARD. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY REVOKE THE PROXY AND VOTE IN PERSON IF YOU SO DESIRE.

                               CROWELL & CO., INC.
                                 PROXY STATEMENT
                                OCTOBER 22, 1998

     This Proxy Statement is furnished to the shareholders of the company ("Shareholders") of Crowell & Co., Inc. (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") to be voted at the Special Meeting of Shareholders and at any adjournments thereof (the "Special Meeting"). The Special Meeting will be held at the offices of the Company, 924 Stevens Creek Road, Augusta, Georgia, on Friday, November 5, 1999, at 9:00 A.M. local time.


     The approximate date on which this Proxy Statement and form of proxy card are first being sent or given to Shareholders is October 22, 1999.


                                     PURPOSE

     At the Special Meeting, Shareholders of the Company will be asked to consider and vote upon the Reverse Stock Split Proposal which, if adopted, will move the Company from public company status subject to the reporting requirements of the Securities Acts as administered by the Securities and Exchange Commission ("SEC") to private company status not subject to the Securities Acts. Shareholders also will be asked to vote on any other matters as may properly come before the Special Meeting and any postponement or adjournment thereof. Effective as of the approval of the Reverse Stock Split Proposal, the Articles of Incorporation of the Company will be amended to reflect the Reverse Stock Split ("Amendment" or "Transaction"). Certificates for all outstanding shares of common stock of the Company ("Common Stock") shall be exchanged for the certificates for the new shares and, if applicable, for cash in lieu of any fractional new shares.

                                     VOTING

GENERAL


     The securities that can be voted at the Special Meeting consist of Common Stock of the Company, without par value, with each share entitling its owner to one vote on each matter submitted to the Shareholders and Preferred Stock, stated value $1.00 per share, with every four shares entitling its owner to one vote on each matter submitted to the Shareholders. The record date for determining the holders of Common Stock and Preferred Stock who are entitled to receive notice of and to vote at the Special Meeting is October 5, 1999. On the record date, 2,520,835 shares of Common Stock and 1,011,899 shares of Preferred Stock were outstanding and eligible to be voted at the Special Meeting.


QUORUM AND VOTE REQUIRED

     The presence, in person or by proxy, of a majority of the outstanding shares of Common and Preferred Stock of the Company is necessary to constitute a quorum at the Special Meeting. In counting the votes to determine whether a quorum exists at the Special Meeting, the proposal receiving the greatest number of all votes "for", "against", or "withheld" and abstentions (including instructions to withhold authority to vote) will be used.

     The Company believes that approximately 1,899,747 voting shares owned or controlled on the record date by directors and executive officers of the Company, constituting approximately 68.5% of the outstanding Common and
Preferred Stock (together the "Voting Stock"), will be voted in favor of the proposal. Therefore, approval of the transaction is assured.

     Adoption of the Reverse Stock Split Proposal requires the affirmative vote of a majority of the outstanding shares of Company Voting Stock entitled to vote at the Special Meeting. Otis L. Crowell, Chairman of the Board and President of the Company, is the beneficial owner of, and has authority to vote 1,898,497 shares of Company Voting Stock, or 68.4 % of the shares of Company Voting Stock which were issued and outstanding on the Record Date. Mr. Crowell plans to vote all shares of Company Voting Stock over which he has voting authority to approve the Reverse Stock Split Proposal. If Mr. Crowell votes all of his shares of Company Voting Stock over which he has voting authority to approve the Reverse Stock Split Proposal, the requisite vote for adoption of the Reverse Stock Split will have been obtained.

     The Company's principal executive offices are located at 924 Stevens Creek Road, Augusta, GA 30907, and its telephone is 706-855-1099.

     The date of this Proxy Statement is October 22, 1999.


PROXIES

     Shareholders should specify their choices with regard to the proposal on the enclosed proxy card. All properly executed proxies delivered by Shareholders to the Company in time to be voted at the Special Meeting and not revoked will be voted at the Special Meeting in accordance with directions given. IN THE ABSENCE OF SUCH INSTRUCTIONS, THE SHARES REPRESENTED BY A SIGNED AND DATED PROXY CARD WILL BE VOTED "FOR" THE PROPOSAL LISTED ON THE PROXY CARD AND DESCRIBED HEREIN. If any other matters properly come before the Special Meeting, the persons named as proxies will vote upon such matters according to their judgment.

     Any Shareholder delivering a proxy has the power to revoke it any time before it is voted by giving written notice to the Secretary of the Company at 924 Stevens Creek Road, Augusta, GA 30907, by executing and delivering to the Secretary a proxy card bearing a later date or by voting in person at the Special Meeting.

THE REVERSE STOCK SPLIT


     If the proposal is adopted, the Articles of Incorporation of Crowell & Co., Inc., will be amended to provide that all shares of outstanding Common Stock, without par value, be the subject of a reverse stock split, so that each outstanding share shall, without further action of the Corporation, be entitled to .000005 of a share of Common Stock, without par value, upon surrender of the old shares for certificates representing the new shares. (e.g., for every 200,000 shares owned by the Shareholder, the Shareholder would receive 1 share.)

     No fractional new shares will be issued. Any common Shareholders who would otherwise be entitled to a fractional share will be paid for such right at the rate of $.134 per old share. After the reverse stock split, Mr. Crowell will be the only Common Stock Shareholder since no other Shareholder owns more then 200,000 shares currently.


BACKGROUND OF AND REASON FOR THE REVERSE STOCK SPLIT

     In 1988 Janka, Inc. ("Janka"), a company whose majority shareholder was Otis L. Crowell, merged with the Mid South Corporation ("Mid South"). Mid South was a public company with approximately 750 Shareholders. To management of the Company's knowledge, no dividends had ever been paid on Mid South's common stock.

     After the merger, Mr. Crowell became the majority Shareholder of Mid South. In 1989, Crowell & Co., Inc. ("Crowell"), a company wholly owned by Mr. Crowell, was merged into Mid South. Subsequently, the name of the combined companies was changed to Crowell & Co., Inc.

     The purpose of these mergers was to make it possible for the Company to raise capital for real estate operations through public markets. Over the past 11 years, and after substantial effort, the Company has been unable to develop a trading market for its Common Stock, thus never realizing the possibility of raising capital through public markets. Because of this, the reason for merging Crowell, Janka, and Mid South, the ability to raise capital in public markets, has never been realized.

     The Company has expended substantial dollars and efforts over the past ten years meeting the reporting rules required by the SEC. Total dollars spent are in excess of $500,000. Approximately $50,000 per year is incurred because the Company must meet the filing requirements of the SEC.


     Recently, major lenders to the Company have urged the Company to cut corporate expenses, including the expense of maintaining public company status because of the Company's general financial condition. One major lender has informed the Company that it is unwilling to loan the Company additional funds without the personal guarantee of Mr. Crowell. Mr. Crowell has expressed hesitancy to continue to do this when he does not own all Common Stock. Mr. Crowell is the only Shareholder with liability in excess of his investment. If Mr. Crowell owned all Common Stock, he has indicated his willingness to continue to personally guarantee all Company debt.

     Because of the aforementioned conditions, which are the Company's inability to raise capital through public markets, the substantial expenses incurred by the reporting requirements of the Company's public company status, the recommendation of lenders to cut expenses by terminating public company status, and the reluctance of Mr. Crowell to continue to personally guarantee the Company`s debt, the Company's President, Mr. Crowell, and Chief Financial Officer, Mark L. Gilliam, began exploring ways to terminate public company status.

     Several options were considered including a tender offer, various types of mergers, corporate reorganization, and a reverse stock split. The excess expense and uncertainty of success eliminated all options except corporate reorganization and a reverse stock split.

     The reverse stock split was chosen because its outcome was certain, expenses incurred by the Company were moderate, and Shareholders would receive payment for their fractional shares as opposed to corporate reorganization where Shareholders would receive no payment.


     If the Amendment is adopted, the Articles of Incorporation of Crowell & Co., Inc., will be amended to provide that all shares of outstanding Common Stock, without par value, be the subject of a reverse stock split, so that each outstanding share shall, without further action of the Corporation, be entitled to .000005 of a share of Common Stock, without par value, upon surrender of the old shares for certificates representing the new shares.

     No fractional new shares will be issued. Any common Shareholders who would otherwise be entitled to a fractional share will be paid for such right at the rate of $.134 per old share.

     In the event the proposal is approved, Shareholders would have certain rights to dissent and demand appraisal of their shares under Section 14-2-1301 et. seq. of the Georgia Code. Dissenting Shareholders who comply with the requisite statutory procedures would be entitled to receive a judicial determination and payment of "fair value" of their Shares as of the close of business on the day prior to the date of Shareholders called to vote on such Proposal. The value so determined could be more or less than the consideration offered pursuant to the amount disclosed in this Proxy Statement.

     The payment for fractional shares for the Company's Common Stock pursuant to the Reverse Stock Split is expected to be a fully taxable transaction. Accordingly, each exchanging Shareholder will recognize gain or loss for federal income tax purposes measured by the difference between such Shareholder's basis in the Shares exchanged and the cash received by the Shareholder for the fractional shares. Such gain or loss will be capital gain or loss if the Shares were held as a capital asset. All Shareholders are urged to consult with their own tax advisors as to the tax consequences of the Reverse Stock Split.

     The benefit to the Company is the termination of reporting requirements to the Securities and Exchange Commission. The Company estimates that this will save approximately $50,000 per year in expense. The detriment to the Company is the inability to raise capital through a secondary offering after termination of reporting status.

     The benefit to the unaffiliated Shareholders is that they will receive payment in exchange for their shares, whereas they have not received any payments of dividends over the past ten years. The Company has no knowledge that a public trading market has ever existed for its Common Stock. Additionally, Shareholders may be able to recognize a federal income tax loss on the exchange which may result in a lowering of their income taxes.

     Presently, Shareholders have Common Stock with no trading market. The Company does not intend to pay dividends on Common Stock in the foreseeable future. Therefore, the Company sees no detriment to the interests of unaffiliated Shareholders because of the Transaction.


THE EFFECTS OF THE REVERSE STOCK SPLIT

     The result of the reverse stock split will be the attainment of private company status for the Company and the payment for fractional shares owned by Shareholders which will be generated by the reverse stock split. The valuation date of the Company has been set at June 30, 1999, for the payment of fractional shares. The Board of Directors has determined a value of the Company's Common Stock as $338,109. This translates to $.134 per share for every share owned prior to the reverse stock split.

     Neither Crowell nor Mr. Crowell have any plan or proposal regarding activities or transactions which are to occur after the Transaction which relate to or would result in an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving the Company or any of its subsidiaries; a sale or transfer of a material amount of assets of the Company or any of its subsidiaries; any change in the present board of directors or management of the Company including, but not limited to, any plan or proposal to change the number or term of directors, to fill any existing vacancy on the board or to change any material term of the employment contract of any executive officer; any material change in the present dividend rate or policy or indebtedness or capitalization of the Company; any other material change in the Company's corporate structure or business.

     After the consummation of the Transaction, the Company will become eligible for termination of registration under the Securities Exchange Act because there will be only one remaining common Shareholder, Mr. Crowell. The Company plans to apply for termination of registration immediately upon completion of the Transaction.

     After the Transaction the Company will be unable to raise capital through public markets. It should be noted that the Company has been unable to raise capital in the public market for the past ten years. Consequently, management of the Company does not believe the Company is in substance gaining anything from its status as a public company. All financing arranged has been private or bank financing over the past ten years. The inability to raise equity capital can have devastating effects on any company. The Company is no exception. Without the ability to raise capital, Shareholders may lose all or part of their investment. The Company is completely dependent on internally generated capital, that is, generated capital from profits, and capital provided through private and bank loans. Mr. Crowell presently guarantees all loans which have been obtained by the Company. Mr. Crowell's personal guarantee has been a condition for the Company obtaining a loan. Unfortunately, the Company is in the position of having all of the liabilities of being a public company and none of the benefits of being a public company. The liabilities of being a public company are the periodic reporting requirements. The Company estimates that approximately $50,000 per year is expended for attorneys, accountants, postage, printing, wages, EDGAR filing fees, and other expenses to comply with these periodic reporting requirements. The benefits of being a public company include the ability to raise capital through public markets and offering a marketable stock to investors. These benefits have not been realized by the Company in the past ten years.

     The Company has not paid dividends on its outstanding Preferred Stock in the past two years. The Preferred Stock dividends are cumulative and must be paid providing the corporation has funds to pay the dividends. The Company has $424,236 in unpaid Preferred Stock dividends at June 30, 1999. The Preferred Stock and accumulated dividends on the Preferred Stock have priority over payment of Common Stock and dividends on Common Stock in the event of liquidation. No dividends are unpaid on Common Stock as of June 30, 1999. The Company has not paid dividends on Common Stock in the past ten years. Management of the Company does not anticipate paying dividends on Company Common Stock in the foreseeable future.

     After the consummation of the Transaction the Shareholders will be paid for their shares as determined by the valuation of the Common Stock. The Shareholders will recognize gain or loss for federal income tax purposes as the difference between their purchase price and the amount paid by Crowell for their pre-reverse stock split shares of the Common Stock. Virtually all of the unaffiliated Shareholders purchased their Common Stock in the Company over twenty-five years ago. To the management of the Company's knowledge, no dividends have ever been paid on the Common Stock of the Company. Many of the original purchasers of the stock have died since their stock purchases in the late sixties and early seventies. This stock has been transferred to their beneficiaries. Management of Crowell believes that most Shareholders have written off this investment years ago. As a practical matter, management believes that most Shareholders may benefit more from the capital loss which they can claim on their income tax return than they will from holding a stock which has no trading market. At June 30, 1999, the Company had a book value per common share of ($.14), which is a deficit or negative "value". Therefore, management of the Company believes it would be fair to offer no payment for fractional shares after the Transaction. Nevertheless the Company will pay $.134 per share for shares held before the reverse stock split.

     The Shareholders will receive $.134 per share for their pre-reverse stock split shares. The payment was determined by valuing the Company as of June 30, 1999. The Shareholders of record on June 30, 1999 will receive payment by check for their shares after the reverse stock split is consummated. The checks will be sent by US mail. The Shareholders will not be required to take any action in order to receive payment for their shares.

   Crowell & Co., Inc. & Subsidiaries Computation of Value As of June 30, 1999

                                                       Before       Value Increase  Value Decrease   Value After
                                    Reference        Adjustments      Adjustments     Adjustments    Adjustments
-----------------------------------------------------------------------------------------------------------------
Net Worth @ June 30, 1999         10-Q 6-30-99       $ 1,088,662                                     $ 1,088,662

Properties held for resale and

   development                          A                             $ 240,982                          240,982

Preferred Stock                   10-Q 6-30-99                                       $  1,011,899     (1,011,899)

Accumulated Preferred

   Stock dividends                      B                                                 424,236       (424,236)

Net operating loss ("NOL")              C                               278,600                          278,600

Unrecognized gain on the

   sale of Petersburg Racquet Club      D                               166,000                          166,000

Computed value of Common

   Stock equity                                                                                          338,109

Mr. Crowell ownership value             E                                                                251,703

Minority Stockholders ownership value                                                                     86,406

Value per share ($338,109/2,520,835)                                                                 $     0.134

Reference A:  Properties held for resale and development
--------------------------------------------------------
Cost is from 10-QSB 6-30-99                                                          $  4,819,648
5% markup on cost                                                                            0.05
                                                                                     ------------
                                                                                     $    240,982
Reference B:  Accumulated Preferred Stock Dividends
---------------------------------------------------
From 10-KSB 12-31-98                                                                 $    383,760
For six months ended 6-30-99                                                               40,476
                                                                                     ------------
                                                                                     $    424,236
Reference C:  Net Operating Loss ("NOL") Value
----------------------------------------------
Average taxable income per year for prior seven years                                $    192,000
Projected federal and state income tax on above                                      $     69,650
Discount rate to value above income tax savings of $69,650 per year                           25%
Value of NOL at above discount rate ($69,650 divided by .25)                         $    278,600

Reference D:  Sale of Petersburg Racquet Club
---------------------------------------------
Crowell sold Petersburg Racquet Club in 1997 but has not recognized the gain for book purposes as of June 30, 1999

Reference E:  Common Stock shares outstanding                                           2,520,835
---------------------------------------------
Shares owned by Mr. Crowell                                                             1,876,622
% of total shares owned by Mr. Crowell                                                      74.4%

     After the transaction, Mr. Crowell will own 100% of the Common Stock of the Company.

BOARD RECOMMENDATIONS

     The Company's board believes that the reverse stock split proposal is in the best interests of the Shareholders of the Company and recommends that the Shareholders of the Company vote to adopt the proposal.


     The Board and Mr. Crowell believe the transaction to be fair to unaffiliated Shareholders. The Board and Mr. Crowell considered the following factors when reaching this decision. There is no public market for the Common Stock so market value is not readily determinable. The Board and Mr. Crowell have no knowledge of anyone who is actively purchasing or selling the Common Stock so no value could be derived from such transactions. The Board and Mr. Crowell have no knowledge of any public market for the Common Stock on which to base a Common Stock value over the past ten years so no value could be derived from historical market prices. The net book value of the Common Stock is a negative number. (see The Effects of the Reverse Stock Split.)

     Based on the negative book value, paying or not paying anything per share would be fair to the unaffiliated Shareholders, inasmuch as the Common Stock's book value would indicate that it is worthless. The going concern value of the Company is not readily determinable since the Company has experienced net losses over three of the past four years. Additionally, the continued existence of the Company relies on the personal guarantee of payment of debt by Mr. Crowell. This personal guarantee of Mr. Crowell is not a corporate asset and has not been considered when determining the value of the Company. Therefore, the Board and Mr. Crowell have relied on what it considers a fair value of the Company based on the value of its assets in excess of liabilities and Preferred Stock rights. This valuation yielded a value of approximately $86,325 for unaffiliated Shareholders. The Board and Mr. Crowell believe that unaffiliated Common Stock value would be lower if the Company actually attempted to liquidate, based on past land and lot sales experience.

     The transaction is not structured so that approval of at least a majority of unaffiliated security holders is required.

     All directors are employees of the Company.

     No firm offers have been made by any unaffiliated person during the preceding 18 months for the merger or consolidation of the Company into or with such person or of such person into or with the Company, the sale or other transfer of all or any substantial part of the assets of the Company, or securities of the Company which would enable the holder thereof to exercise control of the Company.

     No report, opinion or appraisal and materially related to this Transaction has been received by the Company.


DISSENTERS' RIGHTS


(a) Summary: In the event the Proposal is approved, Shareholders would have certain rights to dissent and demand appraisal of their shares under
     Section 14-2-1301 et. seq. of the Georgia Code. Dissenting Shareholders who comply with the requisite statutory procedures would be entitled to receive a judicial determination and payment of "fair value" of their Shares as of the close of business on the day prior to the date of Shareholders called to vote on such Proposal. The value so determined could be more or less than the consideration offered pursuant to the amount disclosed in this Proxy Statement. If the Shareholders do not perfect their appraisal right, they will receive payment for their fractional shares at the rate of $.134 for their shares before the reverse split.

(b) Explanation: In the event the proposal is approved, Shareholders may have certain rights to dissent and demand payment of the fair value of their shares under O.C.G.A. ss.14-2-1301 et. seq. The notice sent to Shareholders of the Shareholders meeting to consider the proposal will contain a copy of
     Article 13 of the Georgia Business Code, and will also notify the Shareholders of the affirmative obligation of any shareholder wishing to exercise his or her right to dissent and receive the fair value of their shares to deliver written notice of his or her intent to demand payment for shares to the corporation before vote is taken at the shareholder meeting. If the proposed action is approved, a dissenting shareholder must not vote his or her shares in favor of the proposed action. Failure of a record shareholder to deliver such notice, or a vote by such shareholder in favor of the proposal, will disqualify such person from entitlement to receive payment for his or her shares.

          If the proposed action is approved, the corporation will deliver a written "Dissenter's Notice" to all Shareholders who have satisfied the requirements stated above. Shareholders wishing to exercise their dissenter's rights will be required to deposit their stock certificates with the company as specified in the Dissenter's Notice. The company may restrict transfer of any uncertified shares to the extend stated in the Dissenter's Notice. The Dissenter's Notice will also provide a date by which the corporation must receive a demand for payment by the shareholder, and be accompanied by a form which a person asserting dissenter's rights may use to complete the demand for payment. A shareholder wishing to exercise his dissenter's rights must return the form provided for that purpose within the time prescribed, and deposit his share certificates in accordance with the terms of the notice. Any shareholder who demands payment and deposits his or her share certificates shall retain all of the rights of a shareholder until the time the proposal goes into effect. Any shareholder who does not demand payment or deposit his or her share certificates as required by the date set in the Dissenter's Notice shall retain ownership of their shares, and shall not be entitled to payment for their shares.

          The corporation shall deliver to each shareholder exercising dissenter's rights an offer to pay to such dissenter the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest. Fair value shall be determined as the value of the shares immediately before the effectuation of the corporate action, excluding any appreciation or depreciation in anticipation of the corporate action. The offer of payment will be accompanied by the following information: (1) the corporation's balance sheet as of the end of a fiscal year ending not more than sixteen (16) months before the date of payment, (2) an income statement for that year; (3) a statement of changes in shareholder's equity for that year; (4) the latest available interim financial statements, if any; (5) a statement of the corporation's estimate of the fair value of the shares; (6) an explanation of how the interest was calculated; (7) a statement of the right of dissenter's who demand payment for their shares; and (8) another copy of Article 13 of the Georgia Business Code.

          Any dissenter who is dissatisfied with the corporation's estimate of the fair value of his shares or the amount of interest due must so notify the corporation within thirty (30) days of the corporation's offer. Such dissenting shareholder must also notify the corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and make demand for payment. Any dissenter failing to so notify the company within thirty (30) days after the corporation offers payment for his or her shares shall be deemed to have accepted the corporation's offer and to have waived his or her right to demand any additional payment.

          If the shareholder's demand for payment remains unsettled, the corporation shall petition the Superior Court of Richmond County to determine the fair value of the shares and accrued interest. If the corporation fails to commence such proceeding within such sixty (60) day period it shall pay each dissenter whose demand remains unsettled the amount demanded by the shareholder.


FEDERAL INCOME TAX CONSEQUENCES

     The payment for fractional shares for the Company's Common Stock pursuant to the Reverse Stock Split is expected to be a fully taxable transaction. Accordingly, each exchanging Shareholder will recognize gain or loss for federal income tax purposes measured by the difference between such Shareholder's basis in the Shares exchanged and the cash received by the Shareholder for the fractional shares. Such gain or loss will be capital gain or loss if the Shares were held as a capital asset. The transaction will have no federal income tax consequences to the Company. To the extent that dissenters rights are exercised, then the basis of the Shareholder's shares may increase or decrease, thus increasing or decreasing the size of the gain. Legal fees incurred by dissenters may be deductible on the dissenters federal income tax return. All Shareholders are urged to consult with their own tax advisors as to the tax consequences of the Reverse Stock Split.

SOURCES AND AMOUNT OF FUNDS


     The source of the funds to be used in the Transaction will be a loan from Mr. Crowell. The loan will be secured by real estate. The loan will be at prime rate plus one percent. A repayment plan has not been established.

     An itemized statement of all expenses incurred or estimated to be incurred in connection with the Transaction is as follows:

               Printing                                $    3,000
               Postage                                      3,000
               Legal                                        4,000
               Accounting                                     500
               Filing fees                                    500
               Fractional share purchase                   86,325
                                                       ----------
                                                       $   97,325


BUSINESS OF THE COMPANY

     The principal businesses of the Company and its subsidiaries are home-building, the development of residential properties, and commercial real estate brokerage. Generally, the Company acquires new properties for development in the Augusta, Georgia area based on management's assessment of levels of current and expected consumer demand. The analysis and acquisition of new properties by personnel of the Company are conducted on a continuous basis.

     Keystone Homes, Inc. ("Keystone"), a wholly owned subsidiary of the Company, builds single-family homes on a presold and speculative basis. Keystone is the primary builder in all of the Company's developments. Generally, Keystone does not build outside Crowell developments.


     The Company is a Georgia corporation which was organized in 1966. The offices of the Company are located at 924 Stevens Creek Road, Augusta, GA 30907. The telephone is 706-855-1099.


MARKET PRICE OF COMPANY COMMON STOCK, AND PREFERRED STOCK


     There is currently no established trading market for the Company's Common or Preferred Stock. No dividends have been paid on the Common Stock in the past ten years. The Company is not aware of any dividends ever being paid on the Common Stock. Accumulated unpaid dividends on the Company's Preferred Stock amount to $424,236 at June 30, 1999.


PRINCIPAL SHAREHOLDERS


     The following table sets forth, as of June 30, 1999, information with respect to the beneficial ownership of shares of Common and Preferred Stock of the Company by each person known to be the beneficial owner of more than 5% of the outstanding shares of Common and Preferred Stock by each director and by each executive officer named in the Compensation Table and all directors and executive officers of the Company as a group. Beneficial ownership as reported in the table has been determined in accordance with SEC regulations and includes shares of Common Stock which may be acquired within 60 days upon the exercise of outstanding stock options and the conversion of shares of Preferred Stock of the Company. The named persons have sole voting and investment power with regard to the shares shown as owned by such persons. Pursuant to SEC regulations, all shares not currently outstanding which are subject to options or conversion privileges exercisable within 60 days are deemed to be outstanding for the purpose of computing the "Percent of Class" held by the holder thereof but are not deemed to be outstanding for the purpose of computing the "Percent of Class" held by any other Shareholder of the Company.


                                   Common Stock      Series A Preferred   Series B Preferred     Combined Voting
                                   Beneficially      Stock Beneficially   Stock Beneficially    Power (Common and
                                  Owned (Percent       Owned (Percent       Owned (Percent    Preferred Considered
     Name and Address              of Class) (1)        of Class) (2)        of Class) (3)   as a Single Class) (4)
-------------------------------------------------------------------------------------------------------------------
Florice Clark(5)                      121,725                 -                 486,899               4.4%
   3554 Old Ferry Road                (4.6%)                                    (100%)
   Martinez, GA  30907

Otis L. Crowell*(5)                  1,876,622             87,500                  -                  67.7%
   3750 Evans to Locks Road           (74.4%)              (16.7%)
   Augusta, GA  30907

                                       9

Mark L. Gilliam*                      1,250                   -                    -                    +
   3696 El Cordero Road                  +
   Martinez, GA  30907

Robert M. Hunter(5)                   70,000               280,000                -                   2.5%
   3801 High Hampton Drive            (2.7%)               (53.3%)
   Martinez, GA  30907

Dennis Stanfield                      161,436                 -                    -                  5.8%
   P.O. Box 4501                      (6.0%)
   Martinez, GA  30907

Robert M. Hunter, Jr.                 13,125               52,500                  -                    +
   3 Beech Lane                          +                 (10.0%)
   Morristown, NJ  07960

Beverly H. Taylor                     13,125               52,500                  -                    +
   688 Woodhall Abbey Court              +                 (10.0%)
   Martinez, GA  30907

Ben W. Hunter                         13,125               52,500                  -                    +
   3109 West Road                        +                 (10.0%)
   Martinez, GA 30907

All executive officers               1,877,872                -                    -                  68.7%
   and directors as a group           (74.5%)
   (3 persons)

+  Less than 1.0%
*  Executive officer or director

(1)  Based on 2,520,835 shares of Common Stock outstanding on June 30, 1999.

(2) Based on 525,000 shares of Series A Preferred Stock outstanding on June 30, 1999. Holders of the Series A Preferred Stock vote on the basis of one vote for each four shares of Series A Preferred Stock held with holders of Common Stock and holders of Series B Preferred Stock, all voting as a single class. The Series A Preferred Stock is not registered under Section 12 of the Securities Exchange Act of 1934, and in providing ownership information the Company has relied on its stock transfer records, which may not correspond to beneficial ownership. To the extent that the Company is aware of beneficial ownership that is different from ownership as reflected by the stock transfer records, such beneficial ownership information has been provided.

(3) Based on 486,899 shares of Series B Preferred Stock outstanding on June 30, 1999. Holders of the Series A Preferred Stock vote on a one vote for each four shares of Series B Preferred Stock held with holders of Common Stock and holders of Series A Preferred Stock, all voting as a single class. The Series B Preferred Stock is not registered under Section 12 of the Securities Exchange Act of 1934, and in providing ownership information the Company has relied on its stock transfer records, which may not correspond to beneficial ownership. To the extent that the Company is aware of beneficial ownership that is different from ownership as reflected by the stock transfer records, such beneficial ownership information has been provided.

(4) Based on one vote per share for Common Stock and one vote per four shares for Series A and B Preferred Stock.

(5) The shares of Common Stock beneficially owned by the indicated persons include shares which may be acquired upon the conversion of outstanding shares of Series A or B Preferred Stock, as the case may be, as follows:
     Ms. Clark - 121,725 shares; Mr. Crowell - 21,875 shares; and Mr. Robert M. Hunter - 70,000 shares; Mr. Robert M. Hunter, Jr. - 13,125 shares; Ms. Beverly H. Taylor - 13,125 shares; and Mr. Ben W. Hunter - 13,125 shares.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     Elliot Davis & Company has served as independent accountants of the Company since March 1999. Representatives of Elliot Davis & Company will not be present at the Special Meeting.


             OTHER MATTERS THAT MAY COME BEFORE THE SPECIAL MEETING

     The Board of Directors of the Company knows of no matters other than those referred to in the accompanying Notice of Special Meeting of Shareholders which may properly come before the Special Meeting. However, if any other matter should be properly presented for consideration and voting at the Special Meeting or adjournments thereof, it is the intentions of the persons named as proxies on the enclosed form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in the best interest of the Company.

AVAILABLE INFORMATION

     The Company is subject to the informational filing or submission requirements of the Exchange Act, and in accordance therewith are required to file or submit periodic reports and other information with the Securities and Exchange Commission under the Securities Act of 1934, as amended (the "Exchange Act") relating to their business, financial condition and other matters. Such reports, proxy statements and other information may be inspected, without charge, and copies may be obtained at prescribed rates, at the Commission's public reference facility at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located in Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, 13th Floor, New York, New York 10048 and can also be reviewed through the Commission's Electronic Data Gathering, Analysis and Retrieval System which is publicly available through the Commission's Web site (http://www.sec.gov).

     All information contained herein with respect to the Company has been supplied by the Company.

     No person has been authorized to give any information or to make any representation other than those contained or incorporated by reference in this Proxy Statement and, if given or made, such information or representation should not be relied upon as having been authorized by the Company. The delivery of this Proxy Statement shall not , under any circumstances, create any implication that there has been no change in the affairs of the Company or any subsidiary thereof since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to the date hereof or thereof. This Proxy Statement does not constitute the solicitation of a proxy in any jurisdiction to or from any person to whom it is not lawful to make any such solicitation in such jurisdiction.

                                        By Order of the Board of Directors,

                                        Mark L. Gilliam
                                        Secretary

Augusta, Georgia

-----------------


The Company's 1998 Annual Report and the 10-QSB for the six months ended June 30, 1999, have been mailed to Shareholders of the Company with these proxy materials along with Article 13 of the Georgia Business Code and a sample Notice of Intention to Demand Payment.

                     ARTICLE 13 OF THE GEORGIA BUSINESS CODE
                     ---------------------------------------

 .CODE, 14-2-1301
CODE OF GEORGIA
TITLE 14. CORPORATIONS, PARTNERSHIPS, AND ASSOCIATIONS
CHAPTER 2. BUSINESS CORPORATIONS
ARTICLE 13. DISSENTERS' RIGHTS
PART 1. RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES
Current through the 1999 Regular Session

14-2-1301 DEFINITIONS.
As used in this article, the term:

(1) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

(2) "Corporate action" means the transaction or other action by the corporation that creates dissenters' rights under Code Section 14-2-1302.

(3) "Corporation" means the issuer of shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

(4) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Code Section 14-2-1302 and who exercises that right when and in the manner required by Code Sections 14-2-1320 through 14-2-1327.

(5) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

(6) "Interest" means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances.

(7) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

(8)  "Shareholder" means the record shareholder or the beneficial shareholder.

                                 CODE, 14-2-1302
                                 ---------------

14-2-1302  RIGHT TO DISSENT.

(a) A record shareholder of the corporation is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

     (1)  Consummation of a plan of merger to which the corporation is a party:

          (A) If approval of the shareholders of the corporation is required for the merger by Code Section 14-2-1103 or 14-2-1104 or the articles of incorporation and the shareholder is entitled to vote on the merger; or

          (B) If the corporation is a subsidiary that is merged with its parent under Code Section 14-2-1104;

     (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

     (3) Consummation of a sale or exchange of all or substantially all of the property of the corporation if a shareholder vote is required on the sale or exchange pursuant to Code Section 14-2-1202, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

     (4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

          (A)  Alters or abolishes a preferential right of the shares;

          (B)  Creates,  alters,  or abolishes a right in respect of redemption,
               including  a  provision   respecting   a  sinking  fund  for  the
               redemption or repurchase, of the shares;

          (C) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

          (D) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights;

          (E) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Code Section 14-2-604; or

          (F) Cancels, redeems, or repurchases all or part of the shares of the class; or

     (5) Any corporate action taken pursuant to a shareholder vote to the extent that Article 9 of this chapter, the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

(b) A shareholder entitled to dissent and obtain payment for his shares under this article may not challenge the corporate action creating his entitlement unless the corporate action fails to comply with procedural requirements of this chapter or the articles of incorporation or bylaws of the corporation or the vote required to obtain approval of the corporate action was obtained by fraudulent and deceptive means, regardless of whether the shareholder has exercised dissenter's rights.

(c) Notwithstanding any other provision of this article, there shall be no right of dissent in favor of the holder of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at a meeting at which a plan of merger or share exchange or a sale or exchange of property or an amendment of the articles of incorporation is to be acted on, were either listed on a national securities exchange or held of record by more than 2,000 shareholders, unless:

     (1) In the case of a plan of merger or share exchange, the holders of shares of the class or series are required under the plan of merger or share exchange to accept for their shares anything except shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders, except for scrip or cash payments in lieu of fractional shares; or

     (2) The articles of incorporation or a resolution of the board of directors approving the transaction provides otherwise.

PART 2. PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS
----------------------------------------------------

14-2-1320  NOTICE OF DISSENTERS' RIGHTS.

(a) If proposed corporate action creating dissenters' rights under Code Section 14-2-1302 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

(b) If corporate action creating dissenters' rights under Code Section 14-2-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Code Section 14-2-1322 no later than ten days after the corporate action was taken.

14-2-1321  NOTICE OF INTENT TO DEMAND PAYMENT.

(a) If proposed corporate action creating dissenters' rights under Code Section 14-2-1302 is submitted to a vote at a shareholders' meeting, a record shareholder who wishes to assert dissenters' rights:

     (1) Must deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

     (2)  Must not vote his shares in favor of the proposed action.

(b)  A record  shareholder  who does not satisfy the  requirements of subsection
     (a) of this Code section is not entitled to payment for his shares under this article.

14-2-1322  DISSENTERS' NOTICE.

(a) If proposed corporate action creating dissenters' rights under Code Section 14-2-1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Code Section 14-2-1321.

(b) The dissenters' notice must be sent no later than ten days after the corporate action was taken and must:

     (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

     (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

     (3) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the notice required in subsection (a) of this Code section is delivered; and

     (4)  Be accompanied by a copy of this article.

14-2-1323  DUTY TO DEMAND PAYMENT.

(a) A record shareholder sent a dissenters' notice described in Code Section 14-2-1322 must demand payment and deposit his certificates in accordance with the terms of the notice.

(b) A record shareholder who demands payment and deposits his shares under subsection (a) of this Code section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

(c) A record shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this article.

14-2-1324  SHARE RESTRICTIONS.

(a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under Code Section 14-2-1326.

(b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

14-2-1325  OFFER OF PAYMENT.

(a) Except as provided in Code Section 14-2-1327, within ten days of the later of the date the proposed corporate action is taken or receipt of a payment demand, the corporation shall by notice to each dissenter who complied with Code Section 14-2-1323 offer to pay to such dissenter the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.

(b)  The offer of payment must be accompanied by

     (1) The corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

     (2) A statement of the corporation's estimate of the fair value of the shares;

     (3)  An explanation of how the interest was calculated;

     (4)  A statement  of the  dissenter's  right to demand  payment  under Code
          Section 14-2-1327; and

     (5)  A copy of this article.

(c) If the shareholder accepts the corporation's offer by written notice to the corporation within 30 days after the corporation's offer or is deemed to have accepted such offer by failure to respond within said 30 days, payment for his or her shares shall be made within 60 days after the making of the offer or the taking of the proposed corporate action, whichever is later.

14-2-1326  FAILURE TO TAKE ACTION.

(a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(b) If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Code Section 14-2-1322 and repeat the payment demand procedure.

14-2-1327 PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.

(a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate of the fair value of his shares and interest due, if:

     (1) The dissenter believes that the amount offered under Code Section 14-2-1325 is less than the fair value of his shares or that the interest due is incorrectly calculated; or

     (2) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

(b) A dissenter waives his or her right to demand payment under this Code section and is deemed to have accepted the corporation's offer unless he or she notifies the corporation of his or her demand in writing under subsection (a) of this Code section within 30 days after the corporation offered payment for his or her shares, as provided in Code Section 14-2-1325.

(c) If the corporation does not offer payment within the time set forth in subsection (a) of Code Section 14-2-1325:

     (1)  The shareholder may demand the information  required under  subsection
          (b) of Code Section 14-2-1325, and the corporation shall provide the information to the shareholder within ten days after receipt of a written demand for the information; and

     (2) The shareholder may at any time, subject to the limitations period of Code Section 14-2-1332, notify the corporation of his own estimate of the fair value of his shares and the amount of interest due and demand payment of his estimate of the fair value of his shares and interest due.

PART 3. JUDICIAL APPRAISAL OF SHARES
------------------------------------

14-2-1330  COURT ACTION.

(a) If a demand for payment under Code Section 14-2-1327 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

(b) The corporation shall commence the proceeding, which shall be a nonjury equitable valuation proceeding, in the superior court of the county where a corporation's registered office is located. If the surviving corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

(c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in the proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint, and upon each nonresident dissenting shareholder either by registered or certified mail or by publication, or in any other manner permitted by law.

(d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this Code section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. Except as otherwise provided in this chapter, Chapter 11 of Title 9, known as the "Georgia Civil Practice Act," applies to any proceeding with respect to dissenters' rights under this chapter.

(e) Each dissenter made a party to the proceeding is entitled to judgment for the amount which the court finds to be the fair value of his shares, plus interest to the date of judgment.

14-2-1331  COURT COSTS AND COUNSEL FEES.

(a) The court in an appraisal proceeding commenced under Code Section 14-2-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, but not including fees and expenses of attorneys and experts for the respective parties. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Code Section 14-2-1327.

(b) The court may also assess the fees and expenses of attorneys and experts for the respective parties, in amounts the court finds equitable:

     (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Code Sections 14-2-1320 through 14-2-1327; or

     (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

(c) If the court finds that the services of attorneys for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these attorneys reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

14-2-1332  LIMITATION OF ACTIONS.

     No action by any dissenter to enforce dissenters' rights shall be brought more than three years after the corporate action was taken, regardless of whether notice of the corporate action and of the right to dissent was given by the corporation in compliance with the provisions of Code Section 14-2-1320 and Code Section 14-2-1322.

                      NOTICE OF INTENTION TO DEMAND PAYMENT

                                         ^[Name of Dissenting Shareholder]
                                         ^[Address of Dissenting Shareholder]
                                         ^[Date-Prior to Shareholder Vote]

CERTIFIED MAIL, RETURN RECEIPT REQUESTED

Crowell & Co., Inc.

Attention: Secretary

To Crowell & Co., Inc.:

     Notice is hereby given that the undersigned owner of an aggregate of ^ shares (the "Shares") of common stock ("Common Stock"), of Crowell & Co., Inc., a Georgia corporation, intends to demand payment of the fair value for the Shares pursuant to Article 13 of the Georgia Business Corporation Code if the proposed corporate action is effectuated.

     The residence address of the undersigned is: ^ All of the Shares are owned beneficially and of record by the undersigned and the Shares constitute all of the shares of Common Stock owned by the undersigned as to which the undersigned has a right to dissent.

     This written notice of intention to dissent and demand for payment for the Shares is being delivered to the Corporation pursuant to Section 14-2-1321 of the Georgia Business Corporation Code in order to perfect and enforce the rights of the undersigned to receive payment of the fair value of the Shares.

                                         Very truly yours,

                                         Name:

                               CROWELL & CO., INC.

                                SPECIAL MEETING
                                NOVEMBER 5, 1999

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


The undersigned shareholder of Common Stock, without par value, (the "Common Stock") or Preferred Stock, stated value $1.00 per share (the "Preferred Stock"), of Crowell & Co., Inc. (the "Company"), hereby appoints Otis L. Crowell and Mark L. Gilliam, and each of them with full power of substitution, proxies to vote at the Annual Meeting of shareholders of the Company to be held at the offices of the Company located at 924 Stevens Creek Road, Augusta, Georgia, on October 29, 1999, at 9:00 a.m., local time, and at any adjournment or adjournments thereof, hereby revoking any proxies heretofore given, to vote all shares of Common Stock or Preferred Stock of the Company held or owned by the undersigned as of the record date (October 5, 1999) as directed below, and in their discretion upon such other matters as may come before the meeting. The undersigned may vote in person at the Annual Meeting all shares of Common Stock or Preferred Stock owned by the undersigned as of the record date (October 5, 1999).


          Resolved, that the Articles of Incorporation of Crowell & Co., Inc. be amended to provide that all shares of outstanding Common Stock, without par value, be the subject of a reverse stock split, so that each outstanding share shall, without further action of the Corporation, be entitled to .000005 of a share of Common Stock, without par value, upon surrender of the old shares for certificates representing the new shares.


          Further resolved, that no fractional new shares be issued, but that any common shareholders who would otherwise be entitled to a fractional share be paid for such right at the rate of $.134 per old share.


     FOR____________       AGAINST______________        WITHHELD________________

IF NO DIRECTION IS GIVEN THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THIS PROPOSAL.

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signer is a corporation, the full corporate name should be signed by a duly authorized officer.

Date:___________________________________

________________________________________________________________________________
Shareholder signature and title if applicable

________________________________________________________________________________
Shareholder signature (if jointly held)

                               CROWELL & CO., INC.

                               1998 ANNUAL REPORT

                                 COMPANY PROFILE

     The principal businesses of the Company and its subsidiaries are home-building, the development of residential properties, and commercial real estate brokerage. Generally the Company acquires new properties for development in the Augusta, Georgia area based on management's assessment of levels of current and expected consumer demand. The analysis and acquisition of new properties by personnel of the Company are conducted on a continuous basis.

     Keystone Homes, Inc. ("Keystone"), a wholly owned subsidiary of the Company, builds single-family on a presold and speculative basis. Keystone is the primary builder in all of the Company's developments. Generally, Keystone does not build outside Crowell developments.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

OVERVIEW

     The primary objective of the Company's management is to maximize shareholder wealth. The Company attempts to accomplish this objective by increasing total revenues and controlling expenses. Management believes that existing corporate structure is adequate to support increased sales. In addition, management believes revenues can be increased most rapidly by increasing home-building efforts.

     The statements in this report regarding future sales, expenses, and other items relating to the future of the Company constitute Forward Looking Statements under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the Company's expectations as a result of a number of factors, including the national and local economy, market conditions, competition, real estate demand, availability of financing, interest rates, and weather conditions.

RESULTS OF OPERATION

     Management continually monitors inventory levels in relation to customer demand in order to build the needed number of homes. Management believes that housing inventory needs are dynamic and that a specific inventory level must be matched with anticipated consumer demand. Therefore, there is no specific amount of inventory which will always be the optimum.

     Home sales increased by $1,228,906 or 23.8%, and commercial brokerage commissions decreased by $120,872 or 66% for the year ended December 31, 1998, as compared to the year ended December 31, 1997.

     Gross profit percent on home sales increased to 9.7% in 1998 from 5.4% in 1997.

     Gross profit percent on commercial brokerage commissions decreased from 34.4% in 1997 to 27.0% in 1998.

     Gross profit on lot sales increased from 52.1% in 1997 to 56.3% in 1998.

     Salaries decreased in 1998 as compared to 1997 by $16,814 or 4.2%.

     Depreciation expense decreased by $784 or 4.6% in 1998 as compared to 1997.

     Taxes and licenses decreased by $8,335 or 29.7%, in 1998 as compared to 1997.

     Building occupancy decreased by $31,678 or 45.9% in 1998 as compared to 1997.

     Office expense decreased in 1998 by $152 or .2% as compared to 1997.

     Advertising and promotion increased by $925 or 5.1% in 1998 as compared to 1997.

     Legal and accounting expenses decreased by $458 or 1.7% in 1998 as compared to 1997.

     Communications expenses decreased by $1,159 or 6.4% in 1998 as compared to 1997.

     Overall operating expenses decreased by $24,746 or 3.5% for 1998 as compared to 1997.

     Interest income increased by $9,354 in 1998 as compared to 1997.

     Interest expense from continuing operations increased by $3,368 or 2.3% in 1998 as compared to 1997.

LIQUIDITY AND CAPITAL RESOURCES

     The Company expects to sell land it presently owns to meet liquidity needs as it has done in the past. Together with revenues from other sources, such sales would be expected to generate sufficient cash to meet the Company's liquidity requirements. At December 31, 1998, available cash and proceeds from land, lot, and home sales were expected to be sufficient to meet the Company's requirements until spring of 1999 when home sales typically improve and provide cash for operations.

     The  Company  has  obtained   financing   historically  by  borrowing  from
conventional lending sources using land acquired for development as security for loans.

     Current and future liquidity needs are expected to be met by use of the proceeds from lot and land sales and the proceeds from loans, using lands purchased for development as collateral. Existing development loans and commitments available to the Company have been made by various financial institutions and are secured by the improved lots held for resale. The interest rates on the development loans are 8.25% to 8.75% in December 1998. Payments of interest are due monthly or quarterly and a portion of the principal is repaid as each lot is sold. The existing loans terminate in the years ending December 31, 1999 and 2000, at which time all principal and accrued interest are payable. There are no penalties for prepayment. Management expects to renew the development loans at that time.

     Residential home construction costs are financed through the use of additional commitments using the improved lots as collateral. Lot acquisition costs and home construction costs are financed by construction loans from a number of conventional lending sources, generally lending 90 to 95% of the costs of the home, secured by the lot and improvements, at rates of 8.25% to 8.75% as of December 31, 1998. These loans are paid upon the sale of the home. These loans are negotiated and closed on a project-by-project and lot-by-lot basis.

     Financing arrangements for long-term needs have not been made because such arrangements in the land development business are generally made on a project-by-project basis. Debt service on existing loans (loan balances totaled $2,399,759 as of December 31, 1998) and funds for operations are expected to be met from the proceeds of lot sales, land sales, home sales and real estate brokerage commissions. Notes maturing in 1999 total $2,379,005. The Company historically has renewed these notes annually although there are no assurances that such loans will be renewed by the financial institution. The notes will eventually be repaid from proceeds of land, lot, and home sales.

     The Company's financial condition at December 31, 1998, has improved as compared to that of December 31, 1997. Stockholders' equity as of December 31, 1998, was $857,758 as compared to $684,689 at December 31, 1997.

     Properties held for resale decreased $439,787, or 12.9% from $3,415,398 at December 31, 1997 to $2,975,611 at December 31, 1998. Properties held for resale will increase and decrease as management determines and builds the level of inventory needed to satisfy customer demand.

     Cash increased by $51,390 or 26.7%, at December 31, 1998, from December 31, 1997.

     Receivables decreased from $94,108 at December 31, 1997, to $75,548 at December 31, 1998, a decrease of $18,560 or 19.7%, because of collections on a note receivable in connection with the sale of UDS.

     Other assets increased from $60,750 at December 31, 1997, to $64,531 at December 31, 1998, an increase of $3,781 or 6.2%.

     Notes payable decreased from $2,967,064 at December 31, 1997, to $2,399,759 at December 31, 1998, a decrease of $567,305 or 19.1%. Notes payable will increase and decrease in direct proportion to the level of housing inventory maintained by the Company.

     Accounts payable and accrued liabilities decreased from $181,238 at December 31, 1997, to $145,994 at December 31, 1998, a decrease of $35,244 or 19.4%.

     The Company has net operating loss carryforwards available of approximately $1,770,000 to offset against future federal taxable income. The maximum value of these carryforwards computed at maximum federal and state income tax rates is approximately $690,000. This amount is not reflected in the financial statements.

IMPACT OF INFLATION

     Although inflationary pressures were moderate in 1998 and 1997, the Company continues to seek ways to reduce the impact of inflation. To the extent permitted by competition, the Company passes increased costs on to customers by increasing sales prices of residential lots and homes.

SEASONALITY

     The Company typically sells more homes during the second and third quarters of the year than during the remainder of the year.

                      CROWELL & CO., INC., AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                             AS OF DECEMBER 31, 1998

                                     ASSETS

PROPERTIES HELD FOR RESALE
   Homes under construction and for sale                            $ 2,433,454
   Developed residential land                                           710,775
   Land held for future development                                      19,000
                                                                    -----------
                                                                      3,163,229
                                                                    -----------

CASH AND CASH EQUIVALENTS, including escrow funds of $3,984             244,054
                                                                    -----------
RECEIVABLES
   Notes                                                                 54,196
   Accounts and other                                                    21,352
                                                                    -----------
                                                                         75,548
                                                                    -----------
PROPERTY AND EQUIPMENT
   Furniture, fixtures and equipment                                    149,641
                                                                    -----------
                                                                        149,641
   Less accumulated depreciation                                        (75,874)
                                                                    -----------
                                                                         73,767
                                                                    -----------

OTHER ASSETS                                                             64,531
                                                                    -----------

ASSETS OF BUSINESS TRANSFERRED UNDER CONTRACTUAL ARRANGEMENT            606,000
                                                                    -----------

                                                                    $ 4,227,129
                                                                    ===========

The accompanying notes are an integral part of this consolidated financial statement.

                      CROWELL & CO., INC., AND SUBSIDIARIES

                      LIABILITIES AND STOCKHOLDERS' EQUITY

NOTES PAYABLE TO BANKS                                                    $ 2,399,759
                                                                          -----------
ACCOUNTS PAYABLE AND ACCRUED LIABILITIES
Accounts payable                                                              297,241
Accrued expenses                                                               32,387
Customer deposits                                                               3,984
                                                                          -----------
                                                                              333,612
                                                                          -----------
OTHER LIABILITIES
Liabilities and deferred credit of business transferred under
   contractual arrangement                                                    606,000
Deferred gain on disposal of Petersburg Racquet Club                           30,000
                                                                          -----------
                                                                              636,000
                                                                          -----------

   TOTAL LIABILITIES                                                      $ 3,369,371
                                                                          -----------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
   Capital stock:
     Preferred, voting and non-participating, without par value;
        10,000,000 shares authorized, 1,011,899 designated to Series A and Series B
     Series A preferred, 8% cumulative, stated value $1 per share;
        callable at $1 per share plus accumulated dividends,
        convertible into common stock at the rate of 1 share for 4 preferred shares; authorized 2,000,000 shares; issued &
        outstanding 525,000 shares; accumulated dividends $189,000
        ($0.36 per share)                                                     525,000
     Series B preferred, 8% cumulative, stated value $1 per share;
        callable at $1 per share plus accumulated dividends,
        convertible into common stock at the rate of 1 share for 4 preferred shares; authorized 486,899 shares; issued &
        out-standing 486,899 shares; accumulated dividends $194,760
        ($0.40 per share)                                                     486,899
     Common, without par value; 50,000,000 shares authorized;
        2,520,835 shares issued & outstanding at December 31, 1998            696,774
   Additional paid-in capital  Preferred stock - Series A                      33,648
   Accumulated deficit                                                       (884,563)
                                                                          -----------

   TOTAL STOCKHOLDERS' EQUITY                                                 857,758
                                                                          -----------

                                                                          $ 4,227,129
                                                                          ===========

The accompanying notes are an integral part of this consolidated financial statement.

                      CROWELL & CO., INC., AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                              Year ended December 31,
                                                           ---------------------------
                                                               1998            1997
                                                           -----------     -----------
REVENUES
   Home sales                                              $ 6,389,071     $ 5,160,165
   Brokerage commissions                                        61,906         182,778
   Other income                                                136,353         138,420
   Lot sales                                                   192,400         388,300
   Land sales                                                  175,000         341,000
                                                           -----------     -----------
                                                             6,954,730       6,210,663
                                                           -----------     -----------
COST OF REVENUES
   Homes                                                     5,768,374       4,881,475
   Agent commissions                                            45,172         119,921
   Other                                                        31,577          30,117
   Lots                                                         84,000         185,923
   Land                                                         46,899         133,335
                                                           -----------     -----------
                                                             5,976,022       5,350,771
                                                           -----------     -----------
OPERATING EXPENSES
   Salaries                                                    400,446         417,260
   Depreciation                                                 17,174          17,958
   Taxes and license                                            19,768          28,103
   Building occupancy                                           37,309          68,987
   Advertising and promotion                                    19,080          18,155
   Office expense                                               88,016          88,168
   Legal and accounting                                         27,215          27,673
   Communications                                               16,842          18,001
   Completed home expenses                                      46,704          12,996
                                                           -----------     -----------
                                                               672,554         697,301
                                                           -----------     -----------

     OPERATING INCOME                                          306,154         162,591
                                                           -----------     -----------

FINANCIAL INCOME (EXPENSE)
   Interest income                                              17,559           8,205
   Interest expense                                           (150,644)       (147,276)
                                                           -----------     -----------
                                                              (133,085)       (139,071)
                                                           -----------     -----------

   INCOME FROM CONTINUING OPERATIONS                           173,069          23,520
                                                           -----------     -----------

DISCONTINUED OPERATIONS
   Loss from Petersburg Racquet Club                                --         (80,700)
                                                           -----------     -----------
                                                                    --         (80,700)
                                                           -----------     -----------

   NET INCOME (LOSS)                                       $   173,069     $   (57,180)
                                                           ===========     ===========

EARNINGS PER COMMON SHARE:
   Weighted average number of common shares outstanding      2,520,835       2,520,835
   Basic earnings per share
     Income (loss) from continuing operations              $       .04     $      (.02)
     Loss from discontinued operations                              --            (.03)
                                                           -----------     -----------

   NET INCOME (LOSS) PER COMMON SHARE                      $       .04     $      (.05)
                                                           ===========     ===========

The accompanying notes are an integral part of these consolidated financial statements.

                      CROWELL & CO., INC., AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                     YEARS ENDED DECEMBER 31, 1998 AND 1997

                                         Capital Stock Issued              Additional
                                         --------------------            Paid-In Capital
                                                                         ---------------                    Total
                               Preferred      Preferred                     Preferred     Accumulated    Stockholders'
                               Series A       Series B        Common        Series A        Deficit         Equity
---------------------------------------------------------------------------------------------------------------------

BALANCE, DECEMBER 31, 1996    $   525,000    $   486,899    $   696,774    $    33,648    $(1,000,452)    $   741,869

Net loss                               --             --             --             --        (57,180)        (57,180)
                              -----------    -----------    -----------    -----------    -----------     -----------

BALANCE, DECEMBER 31, 1997    $   525,000    $   486,899    $   696,774    $    33,648    $(1,057,632)    $   684,689

Net income                             --             --             --             --        173,069         173,069
                              -----------    -----------    -----------    -----------    -----------     -----------

BALANCE, DECEMBER 31, 1998    $   525,000    $   486,899    $   696,774    $    33,648    $  (884,563)    $   857,758
                              ===========    ===========    ===========    ===========    ===========     ===========

The accompanying notes are an integral part of these consolidated financial statements.

                      CROWELL & CO., INC., AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                   Years ended December 31,
                                                                  ---------------------------
                                                                     1998            1997
                                                                  -----------     -----------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net income (loss)                                              $   173,069     $   (57,180)
   Adjustments to reconcile net loss to net cash
   provided by operating activities:
      Depreciation and amortization                                    17,174          76,766
      (Gain) loss on disposal of assets                                 7,386         (15,139)
      Changes in assets and liabilities:
         (Increase) decrease in:
         Properties held for resale                                   252,169          77,719
         Accounts and other receivables                               (20,766)         35,005
         Home sale notes receivable                                        --           6,316
         Other assets                                                  (3,781)        (17,418)
         Increase (decrease) in:
         Accounts payable                                             164,323         111,763
         Accrued expenses                                              (7,517)         (3,001)
         Customer deposits                                             (4,432)            932
         Deferred gain on disposal of Petersburg Racquet Club              --          30,000
                                                                  -----------     -----------
           NET CASH PROVIDED BY OPERATING ACTIVITIES                  577,625         245,763
                                                                  -----------     -----------
CASH FLOWS FROM INVESTING ACTIVITIES

   Proceeds from sale of assets                                        53,672         100,000
   Purchase of property and equipment                                 (51,878)       (156,944)
   Collections on notes receivable                                     39,276          26,478
                                                                  -----------     -----------
           NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES         41,070         (30,466)
                                                                  -----------     -----------

CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from bank loans                                         4,481,906       4,190,611
   Payments of bank loans and other debt                           (5,049,211)     (4,275,738)
                                                                  -----------     -----------
           NET CASH USED IN FINANCING ACTIVITIES                     (567,305)        (85,127)
                                                                  -----------     -----------

NET INCREASE IN CASH AND CASH EQUIVALENTS                              51,390         130,170

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                        192,664          62,494
                                                                  -----------     -----------

CASH AND CASH EQUIVALENTS AT END OF YEAR                          $   244,054     $   192,664
                                                                  ===========     ===========
SUPPLEMENTARY DISCLOSURES
   Interest paid (net of amount capitalized)                      $   156,939     $   146,932

The accompanying notes are an integral part of these consolidated financial statements.

                      CROWELL & CO., INC., AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997

NOTE 1 - DESCRIPTION OF BUSINESS

     The principal operations of Crowell & Co., Inc. ("Crowell"), and its subsidiaries (the "Company") are development of residential properties for resale, home-building, and providing commercial real estate brokerage services. The Company acts as a general contractor on all development and home-building.

     Crowell & Co., Inc., the parent company, primarily develops residential properties in the Augusta, Georgia, Metropolitan Statistical Area ("MSA"). Crowell also provides commercial real estate brokerage services.

     Keystone Homes, Inc. ("Keystone"), a wholly owned subsidiary of Crowell, builds single-family and multi-family homes on a presold and speculative basis in the Augusta, Georgia, metropolitan statistical area.

     All operations of Crowell and its subsidiaries are domestic.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

ACCOUNTING ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INCOME (LOSS) PER SHARE

     Income (loss) per common share is computed by dividing income available to common stockholders by the weighted average of the number of shares outstanding. The preferred dividend accrued of $80,952 is subtracted from the income or loss for continuing operations and net income (loss) for the purposes of computing the income or loss per common share regardless of whether the preferred dividend is paid. At the option of the holder, the preferred stock is convertible into common stock at one share for every four shares owned for a total potential of 252,975 shares; however, because inclusion of convertible preferred stock would have an anti-dilutive effect on the income (loss) per common share, the convertible preferred stock conversion is excluded from the computation of the income (loss) per common share assuming full dilution.

CASH AND CASH EQUIVALENTS

     All highly liquid instruments with an original maturity of three months or less are considered cash equivalents.

RECEIVABLES

     The Company uses the allowance method for recording bad debts.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Maintenance and repairs are expensed as incurred. Improvements that significantly increase the lives of assets are capitalized and depreciated or amortized over their estimated useful lives on the straight-line and declining-balance methods for both financial reporting and income tax purposes. Gains or losses on disposals are credited or charged to operations.

PROPERTIES HELD FOR RESALE

     Properties held for resale are stated at the lower of cost, using the specific identification method, or net realizable value. Net realizable value represents estimates, based on management's present plans and intentions, of sale price less development and disposition cost, assuming that disposition occurs in the normal course of business.

     Homes under construction and for sale include lot costs, construction costs, capitalized interest and significant indirect costs related to development and construction activities. Indirect costs that do not relate to development and construction activities, including general and administrative expenses, are charged to expense as incurred.

     Developed residential land includes land and land development costs. As each development phase is completed, land development costs, including capitalized interest and real estate taxes when material, are then allocated to individual lots based on the total number of lots expected to be developed within each development.

REVENUE RECOGNITION

     The Company recognizes revenues on sales of residential lots, land, and homes upon a formal closing and receipt of cash. The Company recognizes commissions earned on real estate brokerage transactions upon a formal closing.

INCOME TAXES

     The Company records income taxes on the liability method. This method requires the recognition of deferred income taxes for the impact of "temporary differences" between the amount of assets and liabilities for financial reporting purposes and such amounts as determined by tax regulations.

RECLASSIFICATIONS

     Certain prior year information has been reclassified to conform with the current year presentation.

CONCENTRATION OF RISK

     The Company operates in the Augusta, Georgia, MSA. Therefore, the Company can be adversely affected by local economic conditions. Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments. The Company places its temporary cash investments with high credit quality financial institutions. At times, such investments may be in excess of the FDIC insurance limits.

NOTE 3 - NOTES RECEIVABLE

     At year end, notes receivable consist of the following:

     Note receivable from an individual due in
       quarterly installments with interest at 8.8%,
       secured by all assets of UDS.  (SEE NOTE 9)                  $    54,196
     Note receivable from an individual due on
       December 31, 2002, interest receivable monthly,
       beginning January 31, 1999, at 8.3%, secured by PRC.             136,000
     Less allowance for doubtful accounts                              (136,000)

                                                                    $    54,196

NOTE 4 - COMMITMENTS AND CONTINGENCIES

     The Company leases office space from the majority stockholder under two leases, each with a term of twenty (20) years, and expiring in 2009. The leases provide that the Company pay all property taxes, insurance and maintenance plus an annual rental. The total minimum rental commitment at December 31, 1998, under these leases is $1,016,400, which is due as follows:

        Year ending December 31,
        ------------------------
                 1999                                       85,200
                 2000                                       85,200
                 2001                                       87,600
                 2002                                       90,000
                 2003                                       90,000
              Thereafter                                   578,400
                                                        ----------
                                                        $1,016,400
                                                        ----------

     The total rental expense for these leases included in the consolidated statements of income for the years ended December 31, 1998 and 1997, was $85,200 and $127,200, respectively. The Company received rental income of approximately $90,000 for both 1998 and 1997 which offsets the rental expense.

     The Company sold Petersburg Racquet Club ("PRC") on December 31, 1997. The buyer of PRC assumed a note payable to the bank in the amount of approximately $576,000. The Company remains as a secondary debtor on the assumed note. Therefore, the Company has a contingent liability in the amount of the note payable balance in the event that the buyer of PRC fails to make payment under the note payable agreement.

     The Company is generally involved in legal proceedings, arising in the ordinary course of business, which are covered by insurance. In the opinion of the Company's management, none of the claims relating to such proceedings will have a material adverse affect on the financial condition or results of operations of the Company.

NOTE 5 - NOTES PAYABLE

     At year end, notes payable consist of the following:

     To banks
     Secured by residential properties held for resale, maturing at various dates through 1999, at interest rates from
       prime plus 1.0% to 1.5% (8.5% to 10.0%).                       $2,371,197
     Secured by vehicle, at an interest rate of 8%, payable by
       monthly installments due June 25, 2003.                            28,562
                                                                      ----------
                                                                      $2,399,759

     Under  provisions  of financing  arrangements  outstanding  at December 31,
1998, the Company has unused commitments for financing of approximately $1,985,000. These additional amounts are available upon request and approval of development progress and are subject to the same terms and obligations as those existing on December 31, 1998. The majority stockholder has personally guaranteed all bank loans. The president of Keystone has personally guaranteed all of Keystone's bank loans which amounts to additional guarantees of $2,264,257.

     Maturities of debt are as follows:

     Year ending December 31,
     ------------------------
               1999                                     $ 2,378,564
               2000                                           5,497
               2001                                           5,953
               2002                                           6,447
               2003                                           3,298
                                                        -----------
                                                        $ 2,399,759

     Capitalized interest (SEE NOTE 2) was approximately $107,000 and $76,000 for the years ended December 31, 1998 and 1997, respectively. All other interest incurred was recognized as financial expense in the consolidated statements of income.

NOTE 6 - INCOME TAX MATTERS

     For the years ended December 31, 1998 and 1997, Crowell filed consolidated income tax returns with its subsidiary Keystone.

     For the years ended December 31, 1998 and 1997, the Company recorded no income tax provision. In 1997 and previous years, the Company incurred net losses and established valuation reserves for the entire amount of its deferred tax assets. In 1998, the Company had net income and reduced its valuation reserve by a similar amount. At December 31, 1998, the Company had a valuation reserve equal to its deferred tax asset as it had determined that it was more likely than not that the reported asset would not be realized. For the year ended December 31, 1997, the Company reported $136,000 in income on its income tax return that was not recorded in income for financial reporting purposes. This income relates to the note receivable received by the Company on the sale of PRC. (SEE NOTE 3 AND NOTE 10.) The Company used its net operating loss carryforward to eliminate the income tax liability on this income.

     Deferred tax assets and liabilities at December 31, 1998 and 1997, consist of the following:

                                                        Years ended December 31,
                                                        -----------------------
                                                          1998          1997
                                                        ---------     ---------
Deferred tax assets
   Federal and state net operating loss carryforwards   $ 690,000     $ 760,000
   Less valuation allowance                              (690,000)     (760,000)
                                                        ---------     ---------
Net deferred tax asset                                  $      --     $      --
                                                        =========     =========

     Remaining net operating loss carryforwards of $1,768,804 expire in varying amounts between December 31, 2002, and December 31, 2011, and are subject to Internal Revenue Code Section 382 limitations relating to a corporation's ability to use net operating loss carryforwards subsequent to a change in ownership. An expiration schedule is as follows:

    Year ending December 31
    -----------------------

              2002                                      $    30,902
              2003                                          597,531
              2004                                          154,945
              2005                                          294,482
              2010                                          683,502
              2011                                            7,442
                                                        -----------

                                                        $ 1,768,804

NOTE 7 - INDUSTRY SEGMENT DATA

     The Company conducts its operations in the principal industries of real estate development and home-building.

     The real estate development segment consists principally of the development of residential properties for resale and construction of single-family and multi-family housing.

     The real estate brokerage segment consists of commission revenue and related expenses for primarily commercial real estate sales.

     Any significant intersegment revenues for the periods presented have been eliminated. Various industry segment data is as follows:

                                                         Year ended December 31,
                                                        ------------------------
                                                           1998          1997
                                                        ----------    ----------
Net sales
   Real estate development                              $6,892,824    $6,027,885
   Real estate brokerage                                    61,906       182,778
                                                        ----------    ----------
      Net sales                                         $6,954,730    $6,210,663
                                                        ==========    ==========

Operating income
   Real estate development                              $  289,494    $  122,767
   Real estate brokerage                                    16,660        39,824
                                                        ----------    ----------
      Operating income                                  $  306,154    $  162,591
                                                        ==========    ==========
Capital expenditures
   Real estate development                              $   51,878    $  156,944
   Real estate brokerage                                        --            --
                                                        ----------    ----------
      Net capital expenditures                          $   51,878    $  156,944
                                                        ==========    ==========
Depreciation and amortization
   Real estate development                              $   17,174    $   17,958
   Real estate brokerage                                        --            --
                                                        ----------    ----------
      Net depreciation and amortization                 $   17,174    $   17,958
                                                        ==========    ==========
Assets employed
   Real estate development                              $4,039,511    $4,468,991
   Real estate brokerage                                        --            --
                                                        ----------    ----------
                                                        $4,039,511    $4,468,991
                                                        ==========    ==========

NOTE 8 - RELATED PARTY TRANSACTIONS

     Keystone purchases developed lots for home construction from Home Sites, Ltd. ("Home Sites"), an entity related by common control. For the year ended December 31, 1998 such purchases were $58,000. Crowell also provides management services to Home Sites. For the year ended December 31, 1998 management fees earned by the Company were $69,645.

     The Company received $120,275 in real estate commissions from property sold to Home Sites by an unrelated party for the year ended December 31, 1997. For the year ended December 31, 1997, an officer of the Company purchased a home from the Company. The sales price was $172,069. The cost of the home was $161,918.

     As described in Note 4, the Company leases office space from its majority stockholder.

NOTE 9 - FINANCIAL INSTRUMENTS

     SFAS No. 107, Disclosure About Fair Value of Financial Instruments, defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. The following summarizes the estimated fair values of financial instruments and the major methods and assumptions used in estimating such amounts.

     The recorded amounts of short term financial instruments (primarily cash and cash equivalents, accounts receivable, and accounts payable) approximate the fair values due to the relatively short period to maturity.

     The carrying amount of the Company's long term debt at December 31, 1998, approximate the fair value based upon debt instruments with similar terms and conditions.

     The carrying amount of the Company's notes receivable at December 31, 1998, approximate the fair value based upon notes with similar terms and conditions.

NOTE 10 - DISCONTINUED OPERATIONS

     On December 31, 1997, Crowell sold the real estate and business operation known as Petersburg Racquet Club ("PRC") to Craig S. Jones, an individual. No material relationship existed between Mr. Jones and Crowell at the time of the sale. The purchase price of PRC was approximately $818,000. This amount was received in the form of approximately $100,000 in cash, the assumption of a mortgage loan on PRC in the amount of approximately $576,000, the execution of a note secured by a second mortgage on PRC in favor of Crowell in the amount of approximately $129,000, the execution of a note in favor of Crowell in the amount of approximately $7,000 and the obligation to pay Crowell the accounts receivable of PRC at December 31, 1997, which were approximately $6,000, as they were received. As a result of the Company remaining liable on the assumed mortgage note, the Company has accounted for the PRC transaction following the treatment set forth in the Securities Exchange Commission's Staff Accounting Bulletins - Topic 5E (SAB Topic 5E) "Accounting for divestiture of a subsidiary or other business operation". Accordingly, the $606,000 in assets of PRC at the sale date have been recorded under the caption Assets of business transferred under contractual arrangement with a corresponding amount recorded under Liabilities and deferred credit of business transferred. The $166,000 gain on sale of PRC has been separately deferred as a deferred gain of $30,000 and a reduction in the notes receivable from Mr. Jones in the amount of $136,000. The Company will continue to follow this accounting treatment until the amount of the outstanding debt which Mr. Jones has assumed declines to a level which permits the Company to record the transaction as a sale. Revenues from PRC for the year ended December 31, 1997, were $298,563.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors
Crowell & Co., Inc., and Subsidiaries
Augusta, Georgia

     We have audited the accompanying consolidated balance sheet of Crowell & Co., Inc., and subsidiaries as of December 31, 1998, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the two years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Crowell & Co., Inc., and subsidiaries as of December 31, 1998, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

ELLIOTT, DAVIS & COMPANY, L.L.P.

Augusta, Georgia
April 13, 1999

                      CROWELL & CO., INC., AND SUBSIDIARIES

                        DIRECTORS AND EXECUTIVE OFFICERS

Otis L. Crowell
Director, President and Chairman of the Board

O. Lamar Crowell, Jr.
Director and Vice President

Mark L. Gilliam
Director, Vice President, Secretary and Chief Financial Officer

                              CORPORATE INFORMATION

CORPORATE OFFICES
924 Stevens Creek Road
Augusta, GA 30907
(706) 855-1099

INDEPENDENT AUDITORS
Elliott, Davis & Company, L.L.P.
Augusta, GA

TRANSFER AGENT
Crowell & Co., Inc.
Augusta, GA

COMMON STOCK AND DIVIDEND INFORMATION
There is no public trading market for the securities of Crowell. As of June 30, 1999, there were approximately 740 holders of record of Crowell's Common Stock without par value. No dividends have been paid on Crowell's Common Stock for more than 2 years and the management of Crowell does not intend to pay dividends in the foreseeable future.

FORM 10-KSB
A copy of the Company's Annual Report on Form 10-KSB (without exhibits) as filed with the Securities and Exchange Commission for the year ended December 31, 1998, may be obtained without charge by writing to Mark L. Gilliam at the Company's corporate office.

ADDITIONAL INFORMATION
For additional information, contact Mark L. Gilliam at the Company's corporate office.

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 10-QSB

                Quarterly Report under Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                       For the Quarter Ended June 30, 1999

                           Commission File No. 0-7765


                               CROWELL & CO., INC.
        -----------------------------------------------------------------
        (Exact Name of small business issuer as specified in its charter)


             GEORGIA                                      58-1021933
-------------------------------                ---------------------------------
(State or other jurisdiction of                (IRS Employer Identification No.)
incorporation or organization)


                  432 South Belair Road, Augusta, Georgia 30907
                  ---------------------------------------------
                    (Address of principal executive offices)

Issuer's telephone number, including area code          (706) 855-1099

Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months and (2) has been
subject to such filing requirements for the past 90 days.   Yes [X]     No [ ]

The number of shares outstanding of issuer's common equity as of July 31, 1999 is approximately 2,520,835.

                               CROWELL & CO., INC.

                                      INDEX

                                                                        PAGE NO.
                                                                        --------

PART 1 -  FINANCIAL INFORMATION

          ITEM 1 - Financial Statements ....................................   3

          ITEM 2 - Management's Discussion and Analysis ....................   8

                         PART 1 - FINANCIAL INFORMATION


ITEM 1.  FINANCIAL STATEMENTS

The following condensed consolidated financial statements of Crowell & Co., Inc., and Subsidiaries are included in Item 1:

         Condensed Consolidated Balance Sheet
                  June 30, 1999

         Condensed Consolidated Statements of Operations and Accumulated Deficit
                  Three month and six month periods ended June 30, 1999 and 1998

         Condensed Consolidated Statements of Cash Flows -
                  Three month and six month periods ended June 30, 1999 and 1998

         Notes to Condensed Consolidated Financial Statements

                      CROWELL & CO., INC., AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 1999

                                     ASSETS

PROPERTIES HELD FOR RESALE & DEVELOPMENT

    Homes under construction and for sale                           $ 3,640,959
    Developed residential                                             1,149,489
    Land held for future development and other                           29,200
                                                                    -----------
                                                                      4,819,648
                                                                    -----------
CASH                                                                    344,161
                                                                    -----------
RECEIVABLES                                                              24,198
                                                                    -----------
PROPERTY AND EQUIPMENT, NET OF DEPRECIATION                              80,226
                                                                    -----------
OTHER ASSETS                                                             70,082
                                                                    -----------
ASSETS OF BUSINESS TRANSFERRED UNDER CONTRACTUAL AGREEMENT              540,000
                                                                    -----------
                                                                    $ 5,878,315
                                                                    ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

NOTES PAYABLE TO BANKS                                              $ 3,794,390
                                                                    -----------
ACCOUNTS PAYABLE AND ACCRUED EXPENSES                                   425,263
                                                                    -----------
LIABILITIES OF ASSETS OF BUSINESS TRANSFERRED UNDER
    CONTRACTUAL AGREEMENT                                               570,000
                                                                    -----------
STOCKHOLDERS' EQUITY
    Preferred stock                                                    1011,899
    Common stock                                                        696,774
    Paid-in capital                                                      33,648
    Accumulated deficit                                                (653,659)
                                                                    -----------
                                                                      1,088,662
                                                                    -----------
                                                                    $ 5,878,315
                                                                    ===========

       See notes to condensed consolidated financial statements.

                      CROWELL & CO., INC., AND SUBSIDIARIES

     CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT

                                                  THREE MONTHS ENDED              SIX MONTHS ENDED
                                                  ------------------              ----------------
                                                        JUNE 30,                       JUNE 30,
                                                        --------                       --------
                                                  1999            1998            1999            1998
                                              -----------     -----------     -----------     -----------
REVENUES
     Home sales                               $ 2,896,494     $ 1,801,607     $ 4,575,448     $ 2,489,807
     All other revenues                            32,552         143,311         180,049         318,675
                                              -----------     -----------     -----------     -----------
                                                2,929,046       1,944,918       4,755,497       2,808,482
                                              -----------     -----------     -----------     -----------
COST OF REVENUES
     Homes                                      2,540,918       1,631,199       3,987,643       2,267,878
     All other costs                                4,241          97,238          82,485         177,914
                                              -----------     -----------     -----------     -----------
                                                2,545,159       1,728,437       4,070,128       2,445,792
                                              -----------     -----------     -----------     -----------
OPERATING EXPENSES                                207,439         159,440         393,155         331,753
                                              -----------     -----------     -----------     -----------
OPERATING INCOME                                  176,447          57,041         292,214          30,937
                                              -----------     -----------     -----------     -----------
OTHER INCOME                                          466          17,994          15,222          26,405
                                              -----------     -----------     -----------     -----------
NET FINANCIAL EXPENSE                              47,942          44,913          76,532          80,981
                                              -----------     -----------     -----------     -----------
NET INCOME (LOSS)                                 128,971          30,122         230,904         (23,639)
                                              -----------     -----------     -----------     -----------
ACCUMULATED DEFICIT
     Beginning of period                         (782,630)     (1,081,530)       (884,563)     (1,027,632)
     Miscellaneous adjustment                          --              --              --            (137)
     End of period                               (653,659)     (1,051,408)       (653,659)      1,051,408
                                              -----------     -----------     -----------     -----------

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING      2,520,835       2,520,835       2,520,835       2,520,835
                                              -----------     -----------     -----------     -----------
NET INCOME (LOSS) PER COMMON SHARE
     Primary Income (loss) per share          $       .04     $       .00     $       .08     ($      .03)
     Fully diluted income (loss) per share            .05             N/A             .08             N/A

See notes to condensed consolidated financial statements.

                      CROWELL & CO., INC., AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                           THREE MONTHS ENDED              SIX MONTHS ENDED
                                                           ------------------              ----------------
                                                                JUNE 30,                        JUNE 30,
                                                                --------                        --------
                                                          1999            1998            1999            1998
                                                      -----------     -----------     -----------     -----------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net (loss) income                                $   128,971     $    31,022     $   230,904     ($   23,639)
     Adjustments to reconcile net loss to net cash
        provided by (used in) operating activities
     Depreciation and amortization                          6,900           6,900          13,800          13,800
         Net (increase) decrease in inventory,
         receivables, prepaids, payables and
         accruals                                        (933,962)        436,448      (1,535,981)        193,272
                                                      -----------     -----------     -----------     -----------
     Net cash provided by (used in) operating
     activities                                          (798,091)        474,370      (1,291,277)        183,433
                                                      -----------     -----------     -----------     -----------
CASH FLOWS FROM INVESTING ACTIVITIES
     Purchases of property and equipment                        0         (30,006)           (210)        (42,115)
     Receipts on notes                                     10,375           9,723          20,750          19,238
                                                      -----------     -----------     -----------     -----------
     Net cash used in investing activities                 10,375         (20,283)         20,540         (22,877)
                                                      -----------     -----------     -----------     -----------
CASH FLOWS FROM FINANCING ACTIVITIES
     Proceeds from borrowings                           2,894,520       1,077,727       4,761,900       1,844,225
     Payments of borrowings                            (2,055,565)     (1,448,245)     (3,391,056)     (2,047,577)
                                                      -----------     -----------     -----------     -----------
     Net cash provided by (used in) financing
     activities                                           838,955        (370,518)      1,370,844        (203,352)
                                                      -----------     -----------     -----------     -----------

NET INCREASE (DECREASE) IN CASH                            51,239          83,569         100,107         (42,796)

CASH AT BEGINNING OF PERIOD                               292,922          66,299         244,054         192,664
CASH AT END OF PERIOD                                 $   344,161     $   149,868     $   344,161     $   149,868
                                                      ===========     ===========     ===========     ===========
SUPPLEMENTAL DISCLOSURES
     Interest paid, net of amount capitalized         $    43,869     $    47,322     $    72,683     $    83,333

See notes to condensed consolidated financial statements.

                      CROWELL & CO., INC. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 1999

NOTE 1 - BASIS OF PRESENTATION

The accompanying financial statements are presented in accordance with the requirements of Form 10-QSB and consequently do not include all of the disclosures normally required by generally accepted accounting principles or those normally made in the Company's annual Form 10-KSB filing. Accordingly, the reader of this Form 10-QSB may wish to refer to the Company's Form 10-KSB for the year ended December 31, 1998, for further information.

The financial information has been prepared in accordance with the Company's customary accounting practices and has not been audited. In the opinion of management, the information presented reflects all adjustments necessary for a fair statement of interim results. All such adjustments are of a normal and recurring nature.

NOTE 2 - INCOME (LOSS) PER SHARE

The income or loss per common share has been computed using the weighted average of the number of shares outstanding during the three and six month periods ended June 30, 1999 and 1998. Because inclusion of convertible preferred stock would have an anti-dilutive effect on the income or loss per common share, the convertible preferred stock is excluded from the computation of the income or loss per common share assuming full dilution for the quarter ended June 30, 1998 and for the six months ended June 30, 1998.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS

RESULTS OF OPERATIONS FOR THE QUARTERS ENDED JUNE 30, 1999 AND 1998

The primary sources of revenue of Crowell & Co., Inc., and Subsidiaries (the "Company") are the development of residential properties for resale and homebuilding.

Other sources of revenue are commissions on commercial real estate sales.

Total revenues for the quarter ended June 30, 1999, are $984,128 greater than revenues for the quarter ended June 30, 1998.

Currently sales backlog on Company constructed homes is $3,308,770. Construction on these homes is 56.6% complete. Backlog represents signed contracts for the purchase of homes where the property has not been closed. Therefore, the Company still holds legal title and has not recognized any income.

The gross profit margin on home sales increased from 9.5% to 12.3% for the quarter ended June 30, 1999, as compared to the quarter ended June 30, 1998.

Operating expenses increased by $47,999 for the quarter ended June 30, 1999, as compared to the same quarter last year. Operating expenses include salaries, office expenses, occupancy, depreciation, advertising and promotion, taxes and licenses, legal and accounting, communications, and other expenses. These expenses are fixed in nature and normally do not fluctuate with different revenue levels.

The Company had net income for the second quarter of 1999 of $128,971 compared to a net income of $30,122 for the second quarter of 1998.

LIQUIDITY AND CAPITAL RESOURCES

The Company has obtained financing historically by borrowing from conventional lending sources using land acquired for development as security for loans.

Current and future liquidity needs are expected to be met by use of the proceeds from home, lot, and land sales and the proceeds from loans, using lands purchased for development as collateral. Existing development loans and commitments available to the Company have been made by various financial institutions and are secured by raw land and the improved lots held for resale. Payments of interest are due monthly or quarterly and a portion of the principal is repaid as each lot is sold.

Residential home construction costs are expected to be met through the use of existing commitments aggregating approximately $1,216,900 as of June 30, 1999, and through the use of additional commitments also using the improved lots as collateral. Lot acquisition costs and home construction costs are financed by construction loans from a number of conventional lending sources, generally lending 90-95% of the costs of the home, secured by the lot and improvements. These loans are repaid upon the sale of the home. These loans are negotiated and closed on a project-by-project and lot-by-lot basis.

The Company also has several other loans with various lenders which are secured by various Company assets.

Financing arrangements for long-term needs have not been made. Such arrangements in the land development business are generally made on a project-by-project basis. Debt service on all existing loans (loan balances totaled $3,794,390 as of June 30, 1999) and funds for operations are expected to be met from the proceeds of home, lot, and land sales and brokerage commissions. Notes maturing in the next twelve months total approximately $3,790,000. At June 30, 1999, available cash and proceeds from home, lot, and land sales were expected to be sufficient to meet the Company's requirements for the following quarter. The Company historically has renewed these notes as is common in the development business. The notes will eventually be repaid from proceeds of land, lot, and home sales.

The Company expects to, as it has done in the past, sell land it presently owns to meet liquidity needs. Coupled with revenues from normal sources, such sales would be expected to generate sufficient cash to meet liquidity requirements.

The Company has net operating loss carryforwards available of approximately $1,770,000 to offset against future federal and state taxable income. The current value of these carryforwards computed at maximum federal and state income tax rates is approximately $690,000. This amount is not reflected in the financial statements.

RESULTS OF OPERATIONS FOR THE SIX MONTH PERIODS ENDED JUNE 30, 1999 AND 1998

Total revenues for the six months ended June 30, 1999, are $1,947,015 greater than for the six months ended June 30, 1998. This can be attributed to an increase in home sales.

Gross profit percent on home sales increased from 8.9% for the six months ended June 30, 1998, to 12.8% for the six months ended June 30, 1999. Management believes gross profit percent will remain stable for the next six months.

Operating expenses increased by $61,402 for the six months ended June 30, 1999, as compared to the six months ended June 30, 1998. Management believes operating expenses will remain stable for the six months ending December 31, 1999.

Net income for the six months ended June 30, 1999, was $230,904 compared with a net loss of $23,639 for the six months ended June 30, 1998.

                                   SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        CROWELL & CO., INC.

August 13, 1999                         By:  Mark L. Gilliam
                                             -----------------------------------
                                             Mark L. Gilliam
                                             Vice President on Behalf of
                                             the registrant and as Chief
                                             Financial Officer